Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No 333-132497-02) of Puget Sound Energy, Inc. of our report dated March 3, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Puget Sound Energy, Inc., which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
March 3, 2009